UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 25, 2022

(Date of earliest event reported)

 _________________________________________

CYNERGISTEK, INC.

(Exact name of registrant as specified in its charter)

  __________________________________________

Delaware	000-27507	37-1867101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11940 Jollyville Road, Suite 300-N

Austin, Texas 78759

(Address of principal executive offices, including zip code)

(512) 402-8550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTEK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

On July 25, 2022, CynergisTek, Inc. (the “Company”) issued a press release announcing the filing of its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) for its special meeting of stockholders to, among other things, consider and vote on the adoption of the previously announced merger agreement dated May 23, 2022 (“Merger Agreement”) with Clearwater Compliance LLC, a healthcare focused cybersecurity, compliance, and risk management solutions firm, and approval of the proposed merger contemplated by the Merger Agreement.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of CynergisTek, Inc. dated July 25, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

Cautionary Note Regarding Forward Looking Statements

Statements in this filing (including the Exhibits hereto) regarding the proposed transaction between Clearwater Compliance LLC, Clearwater Compliance Acquisition Company I, and the Company (the “Merger”), and any other statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “will,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risk that the proposed Merger may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; the failure to satisfy all of the closing conditions of the proposed Merger, including the approval of the Merger Agreement by the Company’s stockholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed Merger on the Company’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed Merger may disrupt the Company’s current plans and business operations; potential difficulties retaining employees as a result of the proposed Merger; risks related to the diverting of management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed Merger; risks relating to product development and commercialization, limited demand for the Company’s products and services, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, acquisition-related risks; and other factors discussed in the Company’s most recent quarterly and annual reports filed with the SEC. In addition, the forward-looking statements included in this filing represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

 Additional Information and Where to Find It

In connection with the proposed Merger, the Company has filed with the SEC the Proxy Statement for the special meeting of its stockholders and may file other relevant documents with the SEC regarding the proposed Merger.  This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC.  The Proxy Statement was mailed to the Company’s stockholders commencing on or about July 25, 2022.  STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Stockholders may obtain a free copy of the Proxy Statement and any amendments or supplements thereto and other documents filed by the Company (when they become available) at the SEC’s web site at http://www.sec.gov. In addition, the Proxy Statement and such other documents may also be obtained for free from the Company on its website at www.cynergistek.com/investor-relations/, or by directing such request to InvestorRelations@cynergistek.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. A list of the names of such directors and executive officers, information concerning such participants’ ownership of the Company’s common stock, and any direct or indirect interest they have in the proposed Merger (by security holdings or otherwise) is set forth in the Proxy Statement.  Additional information about the direct or indirect interests of those participants may be included in other documents filed with the SEC regarding the proposed Merger, if and when they become available.  Free copies of these materials may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNERGISTEK, INC.

Date:	July 25, 2022
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer